EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Troika Media Group, Inc.

We consent to the inclusion in this Registration Statement on Form S-1 of our report dated June ___, 2019, with respect to the audited consolidated financial statements of Troika Media Group, Inc. for the years ended June 30, 2018 and 2017.

We also consent to the references to us under the caption “Experts” in such registration statement.

/s/  RBSM, LLP

      RBSM, LLP

      New York, NY

_________, 2019